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                                                Filed Pursuant to Rule 424(b)(3)
                                                Registration No.:  333-86257

Supplement, Dated November 16 , 1999, to Prospectus, Dated September 17, 1999,
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of UnitedGlobalCom, Inc.
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Additional Selling Securityholders. The following selling securityholders are added to the list of selling securityholders in the prospectus:


                                                     Number of Depositary Shares
                                                     ---------------------------
Name of Selling Securityholder                          Owned         Offered
------------------------------                       -----------   -------------
IIU Convertible Fund Plc............................      10,000         10,000

Paloma Strategic Securities Limited.................      75,000         75,000